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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-5570-LA) and related Prospectus of Bristol Retail Solutions, Inc. for the registration of 1,483,667 shares of its common stock and to the incorporation by reference therein of our report dated March 27, 1997, with respect to the consolidated financial statements of Bristol Retail Solutions, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996; of our report dated March 5, 1997, with respect to the financial statements of Automated Register Systems, Inc. included in its Form 8-K/A dated March 14, 1997; and of our report dated July 15, 1997, with respect to the financial statements of Electronic Business Machines, Inc. included in its Form 8-K/A dated August 12, 1997 filed with the Securities and Exchange Commission.



                                        /s/ ERNST & YOUNG LLP
Orange County, California
December 15, 1997